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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 30, 2003


                       CLEAR CHANNEL COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            TEXAS                    1-9645             74-1787539
(State or other jurisdiction      (Commission          (IRS Employer
      of incorporation)           File Number)       Identification No.)


200 East Basse Road, San Antonio, Texas                    78209
(Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (210) 822-2828



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ITEM 9. REGULATION FD DISCLOSURE.

         On Tuesday, September 30, 2003, Lowry Mays, Chairman and Chief Executive Officer of Clear Channel Communications, Inc. (NYSE:CCU), spoke at the Goldman Sachs Communacopia Conference where he reaffirmed management's previous guidance of mid to high single digit EBITDA growth for the company in the third quarter 2003 versus the third quarter 2002 on both a reported and pro forma basis.

         Certain statements in this Form 8-K constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases "guidance," "expect," "anticipate," "estimates" and "forecast" and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this Form 8-K include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Clear Channel currently does business (both general and relative to the advertising and entertainment industries); fluctuations in interest rates; changes in industry conditions; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; fluctuations in exchange rates and currency values; changes in tax rates; changes in capital expenditure requirements and access to capital markets. Other key risks are described in the Clear Channel Communications' reports filed with the U.S. Securities and Exchange Commission. Except as otherwise stated in this Form 8-K, Clear Channel Communications does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CLEAR CHANNEL COMMUNICATIONS, INC.


Date: September 30, 2003                    By: /s/ Juliana F. Hill
                                               ---------------------------------
                                               Juliana F. Hill
                                               Senior Vice President - Finance